77B Accountant's Report on Internal Control
Columbia Tax-Exempt Insured Fund
Columbia Utilities Fund

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PricewaterhouseCoopers LLP
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Boston, MA 02110-9862



                   Report of Independent Registered Public Accounting Firm

To the Trustees and the Shareholders of
Columbia Funds Trust IV

In planning and performing our audits of the financial statements of Columbia Tax-Exempt Insured Fund and Columbia Utilities Fund (the "Funds") (each a series of Columbia Funds Trust IV) as of and for the year ended November 30, 2005, in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered the Funds' internal control over financial reporting, including control activities for safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds' internal control over financial reporting. Accordingly, we express no such opinion.

The management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A fund's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Such internal control over financial reporting includes policies and procedures that provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a fund's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A control deficiency exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A significant deficiency is a control deficiency, or combination of control deficiencies, that adversely affects the funds' ability to initiate, authorize, record, process or report external financial data reliably in accordance with generally accepted accounting principles such that there is more than a remote likelihood that a misstatement of the funds' annual or interim financial statements that is more than inconsequential will not be prevented or detected. A material weakness is a control deficiency, or combination of control deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.

Our consideration of the Funds' internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control over financial reporting that might be significant deficiencies or material weaknesses under standards established by the Public Company Accounting Oversight Board (United States). However, we noted no deficiencies in the Funds' internal control over financial reporting and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of November 30, 2005.

This report is intended solely for the information and use of management and the Board of Trustees of Columbia Funds Trust IV and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
January 24, 2005




77C Matters submitted to a vote of security holders

Columbia Tax-Exempt Insured Fund
Columbia Utilities Fund (Funds)

On September 16, 2005, a Special Meeting of the Shareholders of the Funds was held to approve the following items, as described in the combined Proxy Statement/Prospectus for the Meeting. The votes cast at the Meeting were as follows:


To elect Trustees:
                               For                      Withheld
Douglas A. Hacker          126,786,514.566           3,438,597.798
Janet Langford Kelly       126,969,433.993           3,255,678.371
Richard W. Lowry           127,031,891.706           3,193,220.658
Charles R. Nelson          126,978,274.637           3,246,837.727
John J. Neuhauser          126,998,936.024           3,226,176.340
Patrick J. Simpson         126,988,981.943           3,236,130.421
Thomas E. Stitzel          126,994,102.637           3,235,039.707
Thomas C. Theobald         126,258,343.330           3,970,799.014
Anne-Lee Verville          126,842,410.120           3,386,732.224
Richard L. Woolworth       126,953,354.261           3,275,788.083
William E. Mayer           125,837,008.742           4,388,103.622


                  Shares of beneficial interest being a plurality of the shares represented at the Meeting.


Columbia Tax-Exempt Insured Fund

2a: Amend fundamental investment restrictions with respect to borrowing money, pledging assets, and issuing senior securities.

For:              8,281,685.607  Shares of beneficial interest being a
                                 majority of the shares represented at the
                                 meeting.
Against:          256,362.381    Shares of beneficial interest
Abstain:          280,763.449    Shares of beneficial interest

Amendment to fundamental investment restrictions with respect to making loans

For:            8,234,766.999  Shares of beneficial interest being a majority of the shares represented at the meeting.
Against:          312,201.470  Shares of beneficial interest
Abstain:          271,842.968  Shares of beneficial interest

Amendment to fundamental investment restrictions with respect to diversification of investments.
For:               8,274,982.355  shares of beneficial interest being a majority of the shares represented at the meeting.
Against:            267,669.941   shares of beneficial interest
Abstain:            276,159.141   shares of beneficial interest

Amendment to fundamental investment restrictions with respect to investments in real estate.

For:            8,257,332.492   Shares of beneficial interest being a majority
                                of the shares represented at the meeting.
Against:         310,169.190    Shares of beneficial interest
Abstain:         251,309.755    Shares of beneficial interest


Amendment to fundamental investment restrictions with respect to underwriting of securities.

For:              8,267,429.913  Shares of beneficial interest being a majority of the shares represented at the meeting.
Against:            273,146.897  Shares of beneficial interest
Abstain:            278,234.627  Shares of beneficial interest

Elimination of fundamental investment restrictions with respect to purchasing securities on margin.

For:           8,137,573.354  Shares of beneficial interest being a majority of the shares represented at the meeting.
Against:         388,081.317  Shares of beneficial interest
Abstain:         293,156.766  Shares of beneficial interest


Amendment of fundamental investment restrictions with respect to concentrating investments in an industry.

For:           8,232,248.960 Shares of beneficial interest being a majority of the shares represented at the meeting.
Against:         300,245.639 Shares of beneficial interest
Abstain:         286,316.838 Shares of beneficial interest

Columbia Utilities Fund

Amend fundamental investment restrictions with respect to borrowing money, pledging assets, and issuing senior securities.

For:          12,162,008.762  Shares of beneficial interest being a majority of the shares represented at the meeting.
Against:        783,561.437   Shares of beneficial interest
Abstain:        628,802.958   Shares of beneficial interest

Amendment to fundamental investment restrictions with respect to making loans

For:            12,192,262.786   Shares of beneficial interest being a majority
                                 of the shares represented at the meeting.
Against:           770,599.221   Shares of beneficial interest
Abstain:           611,511.150   Shares of beneficial interest

Amendment to fundamental investment restrictions with respect to diversification of investments.

For:            12,325,730.140  shares of beneficial interest being a majority of the shares represented at the meeting.
Against:           633,292.109  shares of beneficial interest
Abstain:           615,350.908  shares of beneficial interest

Amendment to fundamental investment restrictions with respect to investments in real estate.

For:              12,266,480.820  Shares of beneficial interest being a majority of the shares represented at the meeting.
Against:            688,893.441  Shares of beneficial interest
Abstain:            618,998.896  Shares of beneficial interest


Amendment to fundamental investment restrictions with respect to underwriting of securities.

For:           12,196,909.134  Shares of beneficial interest being a majority of the shares represented at the meeting.
Against:         706,826.322   Shares of beneficial interest
Abstain:         670,637.701   Shares of beneficial interest

Elimination of fundamental investment restrictions with respect to purchasing securities on margin.

For:          11,939,716.105  Shares of beneficial interest being a majority of the shares represented at the meeting.
Against:        989,553.119   Shares of beneficial interest
Abstain:       645,103.933    Shares of beneficial interest



Columbia Tax-Exempt Insured Fund
Columbia Utilities Fund

77D Policies with respect to security investments

Effective November 1, 2005, the following language replaced the language in the section of the Statement of Additional Information entitled "FUNDAMENTAL INVESTMENT POLICIES: FUNDAMENTAL INVESTMENT POLICIES

The Investment Company Act of 1940, as amended (1940 Act), provides that a "vote of a majority of the outstanding voting securities" means the affirmative vote of the lesser of (1) more than 50% of the outstanding shares of a Fund, or (2) 67% or more of the shares present at a meeting if more than 50% of the outstanding shares are represented at the meeting in person or by proxy. The following fundamental investment policies cannot be changed without such a vote.

Each Fund may not, as a matter of fundamental policy:

1. Underwrite any issue of securities issued by other persons within the meaning of the 1933 Act except when it might be deemed to be an underwriter either: (a) in connection with the disposition of a portfolio security; or (b) in connection with the purchase of securities directly from the issuer thereof in accordance with its investment objective. This restriction shall not limit the Portfolio's ability to invest in securities issued by other registered investment companies.

2. Purchase or sell real estate, except a Fund may purchase securities of issuers which deal or invest in real estate and may purchase securities which are secured by real estate or interests in real estate and it may hold and dispose of real estate or interests in real estate acquired through the exercise of its rights as a holder of securities which are secured by real estate or interests therein.

3. Purchase or sell commodities, except that a Fund may to the extent consistent with its investment objective, invest in securities of companies that purchase or sell commodities or which invest in such programs, and purchase and sell options, forward contracts, futures contracts, and options on futures contracts and enter into swap contracts and other financial transactions relating to commodities. This limitation does not apply to foreign currency transactions including without limitation forward currency contracts.

4. Purchase any securities which would cause 25% or more of the value of its total assets at the time of purchase to be invested in the securities of one or more issuers conducting their principal business activities in the same industry, provided that: (a) there is no limitation with respect to obligations issued or guaranteed by the U.S. Government, any state or territory of the United
         States, or any of their agencies, instrumentalities or political subdivisions; and (b) notwithstanding this limitation or any other fundamental investment limitation, assets may be invested in the securities of one or more management investment companies to the extent permitted by the 1940 Act, the rules and regulations thereunder and any applicable exemptive relief.

5. Make loans, except to the extent permitted by the 1940 Act, the rules and regulations thereunder and any applicable exemptive relief.

6. Borrow money or issue senior securities except to the extent permitted by the 1940 Act, the rules and regulations thereunder and any applicable exemptive relief.

7. Purchase securities (except securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities) of any one issuer if, as a result, more than 5% of its total assets will be invested in the securities of such issuer or it would own more than 10% of the voting securities of such issuer, except that: (a) up to 25% of its total assets may be invested without regard to these limitations and (b) a Fund's assets may be invested in the securities of one or more management investment companies to the extent permitted by the 1940 Act, the rules and regulations thereunder, or any applicable exemptive relief.


Columbia Tax-Exempt Insured Fund
Columbis Utilities Fund

77E Legal Proceedings
On February 9, 2005, Columbia Management (which has since merged into Banc of America Capital Management, LLC(now named Columbia Management Advisors, LLC)) and Columbia Funds Distributor, Inc.(which has been renamed Columbia Management Distributors, Inc.) ("CMD") (collectively, the "Columbia Group") entered into an Assurance of Discontinuance with the New York Attorney General ("NYAG") (the "NYAG Settlement") and consented to the entry of a cease-and-desist order by the Securities and Exchange Commission ("SEC") (the "SEC Order"). The SEC Order and the NYAG Settlement are referred to collectively as the "Settlements". The Settlements contain substantially the same terms and conditions as outlined in the agreements in principle which Columbia Group entered into with the SEC and NYAG in March, 2004.

Under the terms of the SEC Order, the Columbia Group has agreed among other things, to: pay $70 million in disgorgement and $70 million in civil money penalties; cease and desist from violations of the antifraud provisions and certain other provisions of the federal securities laws; maintain certain compliance and ethics oversight structures; retain an independent consultant to review the Columbia Group's applicable supervisory, compliance, control and other policies and procedures; and retain an independent distribution consultant (see below). The Columbia Funds have also voluntarily undertaken to implement certain governance measures designed to maintain the independence of their boards of trustees. The NYAG Settlement also, among other things, requires Columbia Management and its affiliates to reduce certain Columbia Funds (including the former Nations Funds) and other mutual funds management fees collectively by $32 million per year for five years, for a projected total of $160 million in management fee reductions.

Pursuant to the procedures set forth in the SEC Order, the $140 million in settlement amounts described above will be distributed in accordance with a distribution plan to be developed by an independent distribution consultant who is acceptable to the SEC staff and the Columbia Funds' independent trustees. The distribution plan must be based on a methodology developed in consultation with the Columbia Group and the funds' independent trustees and not unacceptable to the staff of the SEC. At this time, the distribution plan is still under development. As such, any gain to the funds or their shareholders cannot currently be determined.

As a result of these matters or any adverse publicity or other developments resulting from them, there may be increased redemptions or reduced sales of fund shares, which could increase transaction costs or operating expenses, or have other adverse consequences for the funds.

A copy of the SEC Order is available on the SEC website at http://www.sec.gov. A copy of the NYAG Settlement is available as part of the Bank of America Corporation Form 8-K filing on February 10, 2005.

In connection with events described in detail above, various parties have filed suit against certain funds, the Trustees of the Columbia Funds, FleetBoston Financial Corporation and its affiliated entities and/or Bank of America and its affiliated entities. More than 300 cases including those filed against entities unaffiliated with the funds, their Boards, FleetBoston Financial Corporation and its affiliated entities and/or Bank of America and its affiliated entities have been transferred to the Federal District Court in Maryland and consolidated in a multi-district proceeding (the "MDL").

The derivative cases purportedly brought on behalf of the Columbia Funds in the MDL have been consolidated under the lead case. The fund derivative plaintiffs allege that the funds were harmed by market timing and late trading activity and seek, among other things, the removal of the trustees of the Columbia Funds, removal of the Columbia Group, disgorgement of all management fees and monetary damages.

On March 21, 2005, purported class action plaintiffs filed suit in Massachusetts state court alleging that the conduct, including market timing, entitles Class
B shareholders in certain Columbia Funds to an exemption from contingent deferred sales charges upon early redemption (the "CDSC Lawsuit"). The CDSC Lawsuit has been removed to federal court in Massachusetts and the federal Judicial Panel has transferred the CDSC Lawsuit to the MDL.

The MDL is ongoing. Accordingly, an estimate of the financial impact of this litigation on any fund, if any, cannot currently be made.

In 2004, certain Columbia Funds, the Trustees of the Columbia Funds, advisers and affiliated entities were named as defendants in certain purported shareholder class and derivative actions making claims, including claims under the Investment Company and the Investment Advisers Acts of 1940 and state law. The suits allege, inter alia, that the fees and expenses paid by the funds are excessive and that the advisers and their affiliates inappropriately used fund assets to distribute the funds and for other improper purposes. On March 2, 2005, the actions were consolidated in the Massachusetts federal court as In re Columbia Entities Litigation. The plaintiffs filed a consolidated amended complaint on June 9, 2005. On November 30, 2005, the judge dismissed all claims by plaintiffs and ordered that the case be closed.

77M Mergers

Columbia Tax-Exempt Fund (Fund)
On September 16, 2005, Columbia Tax-Exempt Fund reorganized as a newly-formed series of Columbia Funds Series Trust I. The primary purpose of the Trust Reorganization is to facilitate compliance monitoring and administration for the Columbia Funds.